Exhibit 32.2

Certification by Chief Operating Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of First Regional Bancorp (the “Company”) on Form 10-Q for the period ending March 31, 2003, as amended by this Form 10-Q/A, which amendment is being filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jack A. Sweeney, Chairman of the Board and Chief Executive Officer of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge

(1)           The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           The information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 8, 2003	/s/ Thomas McCullough
Thomas McCullough
Chief Operating Officer